SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            -----------------------

                                   FORM 8-K

                            -----------------------

                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                August 20, 2002

                             INFINEX VENTURES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Nevada
                 (State or Other Jurisdiction of Incorporation)

                                   000-32843
                                ---------------
                           (Commission File Number)

                                  52-2151795
                                ---------------
                      (IRS Employer Identification No.)

                        SUITE 804-750 WEST PENDER STREET,
                    VANCOUVER, BRITISH COLUMBIA, CANADA V6C 2T8
                    -------------------------------------------
                 (Address of Principal Executive Offices) (Zip Code)

                                (604) 682-8468
                                --------------
                (Registrant's Telephone Number, Including Area Code)

                                Not Applicable
                                --------------
                    (Former Name or Former Address, if Changed
                               Since Last Report)


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT
-----------------------------------------

Pursuant to an Asset Purchase Agreement (the "Agreement") dated August 20, 2002, between us, Infinex Ventures, Inc., and NanoWorld Projects Corporation ("NanoWorld"), a Delaware corporation, we have agreed to acquire from NanoWorld a series of patents and related assets and rights relating to NanoWorld's dynamic thin laminar flow process. We will also acquire a 45% interest in NanoWorld's Italian subsidiary, NanoWorld Projects Europe S.P.A. In consideration of these assets, we have agreed to issue to NanoWorld 2,200,000 shares of restricted common stock in our capital. As well, NanoWorld will retain a royalty equal to 3% of the gross revenues that we earn through the use of the patents.

No other subsequent changes in our officers, directors or five percent shareholders are presently known. The following table sets forth information regarding the beneficial ownership of our shares of common stock, the only class of shares that we have issued, at August 20, 2002 by (i) each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each of our directors (iii) our executive officers, and (iv) by all of our directors and executive officers as a group, prior to and upon completion of the Agreement. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at our address, other than NanoWorld which may be contacted at 4418 Patterdale Drive, North Vancouver, British Columbia, V7R 4L8.

Prior to completion of Agreement
--------------------------------

                NAME OF                SHARES OF
TITLE OF CLASS  BENEFICIAL OWNER       COMMON STOCK   PERCENT OF CLASS
--------------------------------------------------------------------------

Common          Mario C. Aiello           2,760,000           51.56%

Common          Gregory S. Yanke              1,000             .01%

Common          Athanasios Tom Raptis             0               0%

Common          Earl W. Hope                      0               0%

DIRECTORS AND
OFFICERS AS A
GROUP                                     2,761,000           51.57%

Following completion of the Agreement
-------------------------------------


                NAME OF                SHARES OF
TITLE OF CLASS  BENEFICIAL OWNER       COMMON STOCK   PERCENT OF CLASS
--------------------------------------------------------------------------

Common          Mario C. Aiello           2,760,000           36.54%

Common          NanoWorld                 2,200,000           29.13%
                Projects Corporation

Common          Gregory S. Yanke              1,000             .01%

Common          Athanasios Tom Raptis             0               0%

Common          Earl W. Hope                      0               0%

DIRECTORS AND
OFFICERS AS A
GROUP                                     2,761,000           36.55%

As of August 20, 2002, we have 5,353,500 shares of common stock issued and outstanding. Pursuant to the Agreement, we will issue 2,200,000 restricted shares of common stock to NanoWorld Projects Corporation, a company whose shares trade on the NASD OTC Bulletin Board. At the completion of the Agreement, our issued and outstanding capital will therefore be 7,553,500 shares of common stock.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
--------------------------------------------

Pursuant to the Agreement, we will acquire a series of patents and related assets and rights related to NanoWorld's dynamic thin laminar flow process. In addition, we will acquire a 45% interest in NanoWorld's Italian subsidiary, NanoWorld Projects Europe S.P.A. In consideration of these assets, we have agreed to issue to NanoWorld 2,200,000 shares of restricted common stock in our capital. As well, NanoWorld will retain a royalty equal to 3% of the gross revenues that we earn through the use of the patents.

THE INDUSTRY

Nanotechnology is technology based on the manipulation of individual atoms and molecules to build structures to complex, atomic specifications. A nanometer is one billionth of a meter and is the unit of length that is generally most appropriate for describing the size of single molecules. Nanotechnology generally refers to utilization of component structures that are roughly the size of the smallest molecule. Devices with minimum feature sizes less than 100 nanometers (nm) are generally considered to be products of nanotechnology. The basis for nanotechnology is predicated largely on the fact that with respect to such small structures (a) the number of atoms at the surface is larger than the number of atoms in the bulk, and (b) the classical laws of physics are superceded by quantum mechanics. Examples of these phenomena can be found in catalytic converters, whose spongy structure has an enormous surface area, and in resonant tunneling transistors where electrons can literally tunnel through solid barriers.

Nanoscale related activities involve the purposeful manipulation of matter at the atomic level via the modalities of chemistry and macromachines (surface probe microscopy equipment). Nanotechnology is expected in the future to have fundamental impacts on a wide range of areas, interests and applications. Underway are applications in molecular computing, specialized materials with unusual properties, such as shape-changing alloys, synthetic "organic" compounds and superconductive semiconductors, custom gene construction on demand and ultra-miniaturized machinery on a cellular and subcellular scale.

The superior properties of "nanophase" materials (increased hardness, wear resistance, adhesion and slipperiness) are useful in the manufacture of special bondings, coatings, capsules, catalysts and plastics. The applications derived from these materials are diverse, including microelectronics, automotive components, business machines and even personal care products, such as sunscreens and cosmetics.

Operating at the atomic level, companies have constructed unique materials with properties superior to conventional materials. These nanophase materials are expected to be used to manufacture special bondings, coatings, capsules, catalysts and plastics with current commercial applications in microelectronics, automotive components, business machines, and even personal care products. This also encompasses a range of novel nanoscale materials such as organic crystals, high temperature superconductors, and shape changing alloys. Other areas are expected to include supramolecular chemistry, protein engineering, x-ray crystallography and limited aspects of biotechnology. These unusually assembled structures are expected to have unique behavioral properties with an increasing array of applications.

The use of complex molecular machines, known as assemblers, capable of reproducing themselves in large numbers and then gathering and positioning other atoms and molecules in desired constructions comprises molecular manufacturing. Almost any chemically stable and specifiable product can be manufactured to exact specifications and perfect quality with little or no waste.

IBM researchers are moving closer to designing computers with the tiniest features possible using a scanning tunneling microscope, or STM. IBM's nanoscale research is already yielding scientific insights into the behavior of very small structures that will allow them to shrink the features on integrated circuits in their computer designs. In the future, developments using STM technology may pave the way for circuits made from atomic or molecular components. Such circuits could be hundreds of times smaller than today's electronic circuits, allowing computer designers to put more processing power onto chips. That, in turn, could lead to smaller, faster, lower-power and even more portable computers.

The promise of nanotechnology has resulted in a proliferation of private and public initiatives designed to support its development. Non-profit organizations such as the Foresight Institute and the Nanotechnology Development Team are furthering nanotechnology education and many universities around the world have established specific programs for nanotechnology research.

The nanotechnology industry has seen a tremendous increase in players due to recent developments in scientific research. Due to the wide variety of potential applications of Nanotechnology as well as the diversity of streams from which it is developed, many companies are often developing markedly different products and services, from microchips to paint coatings to new industrial processes to biomedical products.

NANO WORLD AND THE DYNAMIC THIN LAMINAR FLOW METHOD

Pursuant to our Agreement with NanoWorld, we are purchasing patented technology known as the dynamic thin laminar flow ("DTLF") method. The DTLF method was invented in 1997 with the goal of rendering monolayer preparations compatible with industrial standards. A patent on the DTLF method was obtained in 1997 in Italy and subsequent patent applications have been filed in the United States and other countries.

Upon completion of the Agreement, we will be engaged solely in research and development of the DTLF technology. We are not currently engaged in any commercial production or licensing of the DTLF technology. As a result, we have no revenues and expect to incur losses during the foreseeable future. The DTLF technology and our ability to commence commercial exploitation of the patents are subject to additional proof of process research and development. We expect we will incur substantial additional costs and expenses during the foreseeable future in connection with research and development and construction of prototype commercial equipment. The DTLF method is an unproven concept. We are in the process of constructing an automated prototype that is expected to produce films applicable to the filter industry. We cannot provide any guarantee that we will have a working prototype completed within any specific time frame.

The DTLF method places single monolayer molecules of nanoscopic particles one beside the other in a homogeneous, continuous thin film production. Large numbers of nanostructures linked together in a monolayer can facilitate larger scale actions such as a monolayer film that can function as a filter with the size of the pores controlled by the molecules that are utilized. Monolayers are abundant in nature, for example, in all human cells.

A key difficulty in producing monolayer films whose thickness is only a few nanometers is that they must be fabricated on a substrate whose surface corrugation is smaller than the size of a molecule. The prevalent methodology for producing such monolayer films has to date utilized the Langmuir-Blodgett method in which the molecularly-smooth water-air interface serves as a floating support for the molecular constituents of the film. The Langmuir-Blodgett method has been characterized as a single sheet, or single batch process, where production of each film is limited to single sheets and production of each new sheet requires starting the process over again. Although successful for research purposes, the Langmuir-Blodgett method is generally acknowledged as not commercially viable to the extent necessary to produce efficient, automated control nanostructure applications and products.

The DTLF method overcomes the limitations of the Langmuir-Blodgett method by producing monolayers in a homogeneous, continuous thin film. With the DTLF method, it is possible to produce monolayers of particles of either organic or inorganic material and apply them to either solid or liquid surfaces. The ultra thin monolayer films using the DTLF method places single molecules one beside the other in continuous sheets. The continuous production aspect distinguishes the DTLF method from single sheet monolayer production.

The DTLF technology is versatile and can accommodate a broad range of molecular qualities. For example, the use of various molecules in such monolayers can be controlled to obtain various conductivity qualities, isolator qualities, porous qualities and protective layer qualities. The DTLF Method can also produce sheets to be used in multiple layer applications, where each constituent monolayer contains one or more of the foregoing distinct qualities. Such ultra thin films can vary in thickness from one nanometer to ten microns. The components of the DTLF method consist of mechanical and electrical elements, computer interfacing and software to control an elaborate feedback system. The mechanical system is expected to be relatively simple to build and does not require a high level of tolerance. However, the level of control of the parameters required to fabricate monolayer films is quite daunting as the surfaces that are in contact with the liquids must be perfectly clean. As well, the liquids and gas surrounding the films must be pure.

In addition, the precise amount of monolayer constituents and ancillary materials injected continuously into the system to obtain the desired properties of a given film must be controlled with a high degree of accuracy, and the temperature, humidity, and pressure within the monolayer films must also be controlled. A sophisticated monolayer film quality monitoring capability must therefore be devised that will activate a feedback electronic system that will modify the parameters of the system. Although we expect to develop or obtain these supplemental production instruments and components, there can be no assurance in this regard. The development of instrumentation will require significant research and development investments during the foreseeable future. There can be no assurance that any of our instrumentation will be successfully implemented or that it will provide a basis on which to successfully commercialize any of our products or applications.

Examples of research uses of monolayers are copious, including light emitting diodes, optical fiber fluorescence sensors, and optical second harmonic generation and photoelectric conversion optical interactions. In particular, one area of potential application for the DTLF method technology is in the area of filtration. Modern filters are mostly made in fibers randomly stacked on top of each other. We believe that the current construction of modern filter results in a considerable loss of efficiency. The filter expected to be produced using the DTLF method will be a membrane with a maximum density of pores, all having the same diameter. We expect the production process to be automated, thus providing for the consistency of quality. We believe that nanofilters produced using the DTLF method will provide a more efficient and effective filter for the following reasons: (1) a pre-determined filter diameter to ensure that all pores are equal; (2) In situ regeneration to facilitate easy elimination of dust using a simple back flow; (3) low costs of monolayer fabrication; (4) an exceptional flow rate due to maximum porosity and minimum thickness; and (5) a longer life because the increased number of pores per unit surface is expected to take longer to fill and the small mass of the nanofilter are expected to allow for the usage of several square meters.

We believe that given the nanofilter's performance in tests, the increased longevity of the nanofilter in white rooms, and the lightweight construction of the nanofilter, it will be primarily marketed towards the electronic industry, hospitals and aerospace companies. We believe that the nanofilter also has applications in the military for the prevention and blocking of viruses and other bacteriological matter.

We believe that the fabrication of monolayer films using a commercially viable technique has the potential of removing a bottleneck in nanotechnology in that it may enable mass production of parallel nanostructures that can be functionalized by a variety of means. The DTLF method combines features of the Langmuir-Blodgett method due to its theoretical ability to produce high quality monolayer films with a continuous, non-batch and fast methodology. The continuity of the DTLF method enables the system to potentially utilize highly efficient electronic feedback of all the parameters that control its operation with a substantially increased production rate relative to the Langmuir-Blodgett method. Although we believe that nanofilters present a potential commercial application, there can be no assurance that we will realize profit from their production. Monolayer films are very weak mechanically in both lateral and transverse directions. It is possible, however, to strengthen the films in the transverse direction by sandwiching them in-between two supporting media and to strengthen them in the lateral direction by polymerizing of the constituent molecules. Exposure of the monolayer films to ambient conditions, be it temperature or humidity, may destroy them. Therefore, the constituent molecules must be carefully tailored for each specific application. Although the DTLF method is faster than the Langmuir-Blodgett method, it is much slower than most other commercial methods for fabrication of non-monolayer thin films. It is, therefore, necessary to identify viable niche areas where specialty monolayer filters can be competitive.

We do not intend to focus solely on nanofilter application and products based on the DTLF method technology. We intend to identify significant business opportunities where nanotechnology has the potential to play the pivotal role and to focus research and development efforts on such activities. Companies developing and marketing nanotechnology applications and products are expected to proliferate and the environment in which we operate is expected to become increasingly competitive.

We believe that the DTLF method has the potential to offer significant commercial advantages over existing monolayer fabrication methods, and in particular the well-accepted Langmuir Blodgett method. However, the DTLF method is still in research and development stage and has not yet been validated by a commercial prototype. The DTLF method requires substantial development to make it a viable technology. We expect that significant further investment is required to transform the DTLF method into a commercially practical technology, however, there can be no assurance of the availability of such capital at this time nor of commercially viable products, applications or services resulting from any expenditures of such capital.

Risk Factors
------------

In addition to the other information in this current report, the following factors should be carefully considered in evaluating our business and prospects:

LIMITED OPERATING HISTORY

We have a limited operating history upon which an evaluation of our prospects can be made. Our prospects must be considered speculative considering the risks, expenses and difficulties frequently encountered in the industry we anticipate engaging in. The marketing and sale of our proposed nanotechnology products involve significant business risks. There can be no assurance that unanticipated problems will not occur which would result in material delays in our product development and marketing, or that our efforts will result in successful product commercialization. There can be no assurance that we will be able to achieve profitable operations.

THE DTLF METHOD IS NEW AND UNPROVEN

Should the DTLF method not perform as we expect, we will be unable to develop commercial products and our business will fail. We believe that the DTLF method is innovative. As such, the method should be considered untested. We currently have no revenue generating products, and there is no guarantee that we ever will.

FAILURE TO MANAGE GROWTH COULD HARM THE COMPANY

We expect to experience significant growth and expect such growth to continue for the foreseeable future. Our growth may place a significant strain on our management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on our financial condition or results of operations. Part of our business strategy may be to acquire assets that will complement our existing business. We are unable to predict whether or when any material transaction will be completed should negotiations commence. If we proceed with any such transaction, no assurance can be given that we can effectively integrate the acquired operations with our own operations. We may also seek to finance any such acquisition by debt financings or issuances of equity securities and there can be no assurance that any such financing will be available on acceptable terms or at all.

DEPENDENCE ON THIRD-PARTY PROVIDERS

Because our current management has no business or technical experience in the nanotechnology field, we will likely become dependent upon third parties for one or more significant services required for the development and marketing of our proposed products. Inasmuch as the capacity for certain services by certain third parties may be limited, our inability, for economic or other reasons, to continue to receive services from existing providers or to obtain similar products or services from additional providers could have a material adverse effect on our business.

UNPREDICTABILITY OF REVENUES

Our results of operations may vary from period to period because of a variety of factors, including our research and development, our introduction of new products and services or our competitors, cost increases from third-party service providers, production interruptions, the availability and cost of industry service providers, changes in marketing and sales expenditures, acceptance of our products and services, competitive pricing pressures, and general economic and industry conditions that affect customer demand and preferences.

As with any relatively new business enterprise operating in a specialized and intensely competitive market, we are subject to many business risks which include, but are not limited to, unforeseen marketing, promotional and development expenses, unforeseen negative publicity, competition, product liability and lack of operating experience. Many of the risks may be unforeseeable or beyond our control. There can be no assurance that we will successfully implement our business plan in a timely or effective manner, or that we will be able to market and sell enough products and services to generate sufficient revenues and continue as a going concern.

FUTURE CAPITAL NEEDS AND UNCERTAINTY OF ADDITIONAL FUNDING

To develop and market products and services, we will need additional funds in the near future. Our current cash on hand is not sufficient to commence our intended business plan. We will need additional capital in order to develop, test and market our proposed products and services. Such additional capital may be received by public or private financings, as well as through loans and other resources. To the extent that additional capital is received by the sale of equity or equity-related securities, the issuance of such securities will result in dilution to our existing stockholders. There can be no assurance that additional funding will be available on favorable terms and conditions, if at all. If adequate funds are not available, we may be required to curtail operations significantly or to obtain funds by entering into arrangements with collaborative partners or others that may require us to relinquish rights that we would not otherwise relinquish.

NO ASSURANCE OF REVENUE OR OPERATING PROFITS

There can be no assurance that we will be able to develop or maintain consistent revenue sources or that our operations will become profitable.

COMPETITION

Although we believe that the nanotechnology market will provide opportunities for more than one supplier of products and services similar to those that we anticipate developing, it is possible that other suppliers may dominate one or more market segments. If competition increases from these and other sources, we might have to respond to competitive pressures by implementing pricing, marketing and other programs, or seeking additional strategic alliances or acquisitions that may be less favorable than would otherwise be established or obtained. Any such response to competition could materially affect our business, results of operations and financial conditions. We also have significant competition from other manufacturers and distributors in international markets, including competition from United States-based competitors, in addition to companies that are already well established in foreign markets. Many of our existing competitors, in addition to a number of potential new competitors, have significantly greater financial, technical and marketing resources than us.


PRODUCTS AND SERVICES

There can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction or marketing of new or enhanced products and services, or that our new products and services will adequately satisfy the requirements of prospective customers and achieve significant acceptance by those customers. Because of certain market characteristics, including technologic change, changing customer needs, frequent new product and service introductions and evolving industry standards, the continued introduction of new products and services is critical. Delays in the introduction of new products and services may result in customer dissatisfaction and may delay or cause a loss of revenue.

There can be no assurance that we will be successful in developing new products or services. Additionally, there can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new or improved products and services, or that our new products and services will adequately satisfy the requirements of prospective customers and achieve acceptance by those customers. In addition, new or enhanced products and services introduced by us may contain undetected errors that require significant design modifications. This could result in a loss of customer confidence which could adversely affect the use of our products, which, in turn, could have a material adverse effect upon our business, results of operations or financial condition. If we are unable to develop and introduce new or improved products or services in a timely manner in response to changing market conditions or customer requirements, our business, operating results and financial condition will be materially adversely affected.

LACK OF EXPERIENCE

We have no experience in the sale and marketing of the nanotechnology products and services we anticipate developing. There can be no assurance that we will be able to retain qualified professionals in our industry or to make arrangements with collaborators, licensees or others to perform such activities or that such efforts will be successful.

The development, manufacture and distribution of our products and services will involve a number of procedures and will require compliance with stringent quality control specifications imposed by ourselves and various regulators. Our inability or reduced capacity to develop and distribute our proposed products would have a material adverse effect on our business and results of operations.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

We are not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally. Our efforts to sell products and services may expose us to product liability claims. We have little experience in the sale of products and the development of relationships with manufacturers or suppliers of these products. Persons who purchase products may sue us if any of the products purchased from us are defective, fail to perform properly or injure the user. Liability claims could require us to spend significant time and money in litigation or to pay significant damages. As a result, any such claims, whether or not successful, could severely harm our business.

INFRINGEMENT OF OUR INTELLECTUAL PROPERTY COULD HARM OUR BUSINESS

Our success and ability to compete may be significantly dependent on our proprietary information. We anticipate that we will rely exclusively on intellectual property to protect our proprietary information. Although we intend to actively take action to protect our proprietary information, that action may not be adequate to prevent the infringement or misappropriation of our proprietary information. Infringement or misappropriation of our proprietary information could materially harm our business.

WE MAY BE UNABLE TO SECURE REQUIRED LICENSES

The utilization or other exploitation of the products and services developed by us may require us to obtain licenses or consents from government regulatory agencies or from the producers or other holders of patents, copyrights or other similar rights relating to our products and services. In the event we are unable, if so required, to obtain any necessary licenses or consents on terms and conditions which we consider to be reasonable, we may be required to stop developing, utilizing, or exploiting products and services affected by government regulation or by patents, copyrights or similar rights. In the event we are challenged by a government regulatory agency, or by the holders of patents, copyrights or other similar rights, there can be no assurance that we will have the financial or other resources to defend any resulting legal action, which could be significant.

RELIANCE UPON UNPATENTED INFORMATION

We may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take options to protect our unpatented trade secrets, our technology and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, there can be no assurance that (i) these agreements will not be breached, (ii) we would have adequate remedies for any breach; or (iii) our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors. There is also no assurance that our actions will be sufficient to prevent imitation or duplication of our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

HAZARDOUS MATERIALS; ENVIRONMENTAL MATTERS

Our proposed production processes will subject us to various laws and regulations governing the use, manufacture, storage, handling, and disposal of hazardous materials and certain waste products. The risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result and any such liability could exceed our financial resources.

In addition, there can be no assurance that, in the future, we will not be required to incur significant costs to comply with environmental laws and regulations relating to hazardous materials. We may be subject to various laws and regulations governing the use, storage, handling and disposal of such materials and certain waste products. Although we believe that we will be able to institute the necessary safety procedures for handling and disposing of such materials and comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result, and any such liability could exceed our resources. There can be no assurance that we will not be required to incur significant costs to comply with current or future environmental laws and regulations nor that our operations, business or assets will not be materially or adversely affected by current or future environmental laws or regulations.

FORWARD-LOOKING STATEMENTS

This Report contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, investors can identify forward-looking statements by terminology such as "could," "may," "will," "should," "expect," "plan,"

"anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, investors should specifically consider various factors, including the risks described above and in other parts of this Report. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this report to conform them to actual results or to changes in our expectations.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP
----------------------------------

No court or governmental agency has assumed jurisdiction over any substantial part of our business or assets.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
-----------------------------------------------------

We are retaining our certifying accountants.


ITEM 5. OTHER EVENTS
--------------------

We will be retaining our interest in the option to acquire a 100% interest, subject to a 2% net smelter returns royalty, in nine lode mineral claims located approximately eight miles northeast of Carey in Blaine County, Idaho and known as the Long Canyon property. By an amending agreement dated July 24, 2002, the owner of the Long Canyon property has agreed to extend each of the deadlines in the original option agreement by an additional year. We have also paid sufficient filing fees to keep the Long Canyon property in good standing.


ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------

No directors have resigned due to a disagreement with us since the date of the last annual meeting of shareholders.


ITEM 7. FINANCIAL STATEMENTS
-----------------------------

Our pro-forma consolidated financial statements will be filed as part of an amended current report at a later date.


ITEM 8. CHANGE IN FISCAL YEAR
-----------------------------

There has been no change in our fiscal year.

                                 Index to Exhibits

2.1 Asset Purchase Agreement dated August 20, 2002 between NanoWorld Projects Corporation


                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Infinex Ventures, Inc.
                                a Nevada corporation

                                By: /s/ Mario Aiello
                                   ---------------------------
                                   Mario Aiello
                                   President

DATED: September 4, 2002

                            ASSET PURCHASE AGREEMENT


            This agreement for reference the 20th day of August, 2002.

BETWEEN:

            INFINEX VENTURES, INC., a Nevada corporation

            (hereinafter referred to as the "Buyer")


AND:

            NANO WORLD PROJECTS CORPORATION, a Delaware Corporation,

            (hereinafter referred to as the "Vendor").

WHEREAS, the Vendor is engaged in the business of nano-technology, specifically the development of the software and associated hardware referred to in the trade as an "Assembler", employing those United States issued patents described in more particularity in Schedule "A" attached to this agreement,.which, together with all assets and rights relating to such patents are hereinafter called the "Patents"; and

WHEREAS. The vendor also owns a 45% interest in an Italian subsidiary, namely Nano World Projects Europe S.p.a. which has and is presently utilizing the Patents in the development of an Assembler, hereinafter called the "Subsidiary"; and

WHEREAS, the Vendor desires to sell both the Patents and forty-five (45%) percent ownership the Subsidiary to the Buyer and the Buyer desires to purchase the Patent and the 45% ownership the Subsidiary, upon and subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the sum of ten dollars ($US 10.00) of lawful currency of the United States of America, now paid by each party to the other , the receipt and sufficiency of which is by each hereby acknowledged and the representations, warranties, covenants and agreements hereinafter contained, the parties hereto are agreed as follows:

SECTION 1   TERMS OF TRANSACTION

1.1   PURCHASE AND SALE
      -----------------

Vendor agrees to sell and transfer to Buyer, and Buyer agrees to purchase and acquire from Vendor; (a) good and marketable title to the Patents, and (b) ownership of forty five percent (45%) of the Subsidiary and all rights of every kind and description and assets, tangible and intangible, and associated rights therewith of both the Patents and the Subsidiary, free and clear of all liens, claims, charges, encumbrances and security interests whatsoever.

1.2   PURCHASE PRICE
      --------------

The Purchase Price for the Patents and for the 45% ownership of the Subsidiary is Two Million Two Hundred Thousand Shares (2,200,000) of common stock of the Buyer. The Purchase Price is allocated as to eighty percent (80.0%) for the Patents and twenty percent (20.0%) for the 45% ownership of the Subsidiary. The Purchase Price shall be paid as follows:

(a) The allotment and Issue to the Vendor of two million two hundred thousand fully paid and non-assessable voting common shares of the capital stock of the Buyer, herein called the "Shares". The Shares shall bear the restrictive legend prescribed by Section 144 of the Securities Act of 1933, as amended. The issue of the Shares shall be approved by the Board of Directors of the Buyer and shall be registered, without fee, on the share registry of the Buyer in the name of the Vendor.

(b) A Royalty Agreement in favour of the Vendor, in the form attached in Schedule "B" in the amount of 3% of gross revenues of the Buyer as therein defined, which shall be payable to the Vendor.

1.3   EMPLOYEES
      ---------

The Vendor shall make available to the Buyer the right to hire any and all such employees of the Vendor that the Buyer deems necessary to employ in order to develop the Patents. In so doing, Vendor shall be responsible for all payroll expenses of such employees to the date of expiry of notice of termination of such employees and Buyer shall assume all such applicable payroll expenses from the effective date of hire of such employees. Vendor and Buyer acknowledge and agree there are no transferable or carried medical, dental or pension benefits in respect of any employees so hired.

1.5   TRANSFER TAXES
      --------------

Vendor shall be responsible for and shall pay any and all sales, transfer and/or income taxes resulting from or related to the transactions described herein and shall be responsible for all transfer fees and document taxes applicable to the transaction as of the date of Closing.

1.6   CLOSING
      -------

Closing of the purchase and sale herein shall occur at the offices of Gregory Yanke, Barristor and Solicitor, (herein called "Closing") no later than seven
(7) business days following receipt by the Vendor of any necessary regulatory approval but not later than September 10, 2002, provided that such date may be extended by the written agreement of the parties. In the event the transaction shall not close by September 10, 2002 and the parties shall fail within the following ten (10) days to agree upon an alternative closing date, this Agreement shall terminate in accordance with the provisions contained herein.

(a)   At closing, the Vendor shall deliver to the Buyer:

      (i) A bill of sale in a form reasonably satisfactory to the Buyer, conveying to the Buyer good and marketable title to the Patents, free and clear of all liens, claims and encumbrances; and

      (ii) The form of transfer acceptable to the United States Office of Patents for the registration of transfer of patents, setting out all pertinent and necessary details of the Patents for the transfer of the Patents from the name of the Vendor to the name of the Buyer, duly and fully executed by the Vendor as an original document; and

      (iii) Certified copies of minutes of meetings of the shareholders of the Vendor and of the Board of Directors of Vendor, signed by the Chairman of the meeting as a true and accurate record of the meeting, authorizing the sale and transfer of the Patents, in accordance with the By-laws of the Vendor and the Companies Act of the State of Delaware, and the execution and delivery of this Agreement and performance of the terms and conditions herein contained; and

      (iv) A share certificate of the Subsidiary duly issued by the Subsidiary, showing the Buyer as the registered owner of that number of all classes of shares of the capital stock of the Subsidiary that represents forty five percent (45.0%) of the issued and outstanding shares of all classes of stock of the Subsidiary as of the date of Closing; and

      (v) A certified copy of the minutes of a meeting of the Board of Directors of the Subsidiary, signed by the Chairman of the Meeting as a true and accurate record of the meeting, authorizing the acceptance and registration of the transfer of an aggregate of forty five percent (45.0%) of the then issued shares in all classes of stock of the Subsidiary to and into the name of the Buyer; and

      (vi) A certificate signed by the president of Vendor that the representations and warranties made herein are true and correct as at the date of Closing; and

      (vii) A certificate signed by the president of the Vendor that there have been no further issues of shares in the capital stock of the Subsidiary since the registration into the name of the Buyer of 45% percent of the issued shares of the Subsidiary, nor that any new issues are outstanding, effective as at the date of Closing.

(b)   At Closing, the Buyer shall deliver to the Vendor;

      (i) A Certificate of shares evidencing, in the name of the Vendor, the amount of Two Million Two Hundred Thousand fully paid and non-assessable voting common shares in the capital stock of the Buyer; and

      (ii) A certified copy of the minutes of a meeting of the Board of Directors of the Buyer, signed by the Chairman of the meeting as a true and accurate record of the meeting, authorizing execution and delivery of this Agreement, the allotment and issue of the 2,200,000 shares of the Buyer to the Vendor and performance of its terms and conditions hereunder;

(c) This Agreement may be terminated and the transaction contemplated hereby may be abandoned at any time prior to Closing upon the happening of one or more of the following:

      (i)     mutual consent of Vendor and Buyer,

      (ii) delivery by Buyer of written notice of termination to Vendor, in the event Buyer shall discover that any representation or warranty contained in Section 2 herein shall be materially inaccurate or known to be false when made or at any time after any material breach by Vendor,

      (iii) any of the conditions contained in Section 4 of this Agreement shall fail to be satisfied in a manner reasonably acceptable to Buyer by the Closing Date,

      (iv) delivery of written notice of termination by either party to the other party on or after September 10, 2002 in the event Closing has not occurred on or before such date.

SECTION 2   REPRESENTATIONS AND WARRANTIES OF VENDOR

Vendor represents and warrants to the Buyer and the Buyer relies severally and not jointly upon each and every of the following:

2.1   Corporate Organization

      Vendor is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the necessary corporate powers to carry on its business as it is now being conducted. Vendor is not required to be qualified to transact business in any other jurisdiction. Shareholders own all of the outstanding shares of capital stock of Vendor and no rights, options or warrants exist to acquire any additional shares.

2.2   Authorization of Transaction

      Vendor has the full legal right, power and all authority required to enter into, execute and deliver this Agreement and to perform the transactions contemplated hereby. This agreement has been duly executed and delivered by Vendor and is the valid and binding obligation of Vendor. The execution of this agreement and the transfers, conveyances, assignments, deliveries and other agreements contemplated therein, when duly authorized by its board of directors and shareholders, will constitute all action necessary on the part of Vendor to make this agreement valid and binding upon it in accordance with its terms.

2.3   Title to Patents; Encumbrances

      Except as set forth on Schedule "A" attached hereto, Vendor has good and marketable title to all of the Patents free and clear of any security interests, restrictions on transfer or liens

2.4   Use or Application of Patents

      Any representation or warranty as to the use or application of the Patents or any or them is restricted to those contained in the Patents themselves and not otherwise and any further or other representation or warranty to a use or application is hereby specifically denied.

2.5   Subsidiary

      In respect of the Subsidiary, Nano World Projects S.pa.:

      a) The Subsidiary is lawfully incorporated under the laws applicable to Milan, Italy, is duly registered and operates as a private corporation and is in current good standing; and

      b)   The capital of the Subsidiary is comprised of par value shares
           having a value of    Euros each, of which      are now issued and
           fully paid; and

      c) All of the directors of the Subsidiary are lawfully and duly elected or appointed in accordance with the governing articles or by-laws of the corporation and have agreed to continue in such capacity after the transfer of ownership of 45% of the Subsidiary as contemplated herein; and

      d) The directors of the Subsidiary and the Vendor shall approve the transfer and registration of forty five percent (45.0%) of the issued shares of the Subsidiary to the Buyer upon or before Closing; and

      e) The existing employees of the Subsidiary have agreed to continue their employment with the Subsidiary after Closing; and

      f) The Subsidiary shall continue its normal business both before and after Closing.

2.5   Litigation

      To the best knowledge and belief of Vendor, there are no actions, proceedings or investigations pending or threatened against or involving the Vendor or its shareholders or the Patents, nor are there any judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Vendor which have, or which insofar as can be foreseen in the future, would be likely to have, any material adverse affect on the Patents. To the best of Vendor's knowledge and belief, Vendor is not in violation of any term of any judgment, decree, injunction or order outstanding against it.

2.7   Compliance with Laws

      To the best of Vendor's knowledge, the Patents or any operations involving the Patents have been and are being conducted in accordance with all relevant and applicable Federal, State, local or foreign laws, regulations, orders and other legal requirements.

2.8   Licenses, Permits and Governmental Approvals

      Each and every license, permit, franchise, authorization, registration and approval issued or granted to Vendor by any governmental authority (collectively hereinafter referred to as the "Vendor Licenses"), has been duly obtained, is valid and in full force and effect, and is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel or declare such Vendor Licenses or any of them invalid in any respect.

2.8   Absence of Material Adverse Changes

      Since July 15th, 2002, there have been none of the following:

      (a) transactions by Vendor relating to the Patents or any of them except in the ordinary course of business as conducted on that date; or

      (b) Material adverse change in the financial condition, liabilities, assets, business or prospects of Vendor or its business, taken as a whole; or

      (c) destruction, damage to, or loss of any asset of Vendor that might materially and adversely affects the prospects of the Vendor or the Buyer to conduct the development of the Patents, or

      (d) amendment, termination or threatened termination of any contract, agreement, or license relating to the Patents, except in the ordinary course of business, or

      (e)   pledge or other encumbrance of any of the Patents; or

      (f) waiver or release of any right or claim of Vendor relating to the Patents except in the ordinary course of business; or

      (g) other event or condition of any character that has or might reasonably have a material and adverse effect on the Patent, or prospects of the Patents; or

      (h) agreement by Vendor to do any of the things described in the preceding clauses 2.7(a) through 2.7(h).

2.9   No Breach

      The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under
      (a) the Articles of Incorporation or Bylaws of Vendor, (b) any instrument, contract or other agreement pertaining to the Patent, or (c) to the best of Vendor's knowledge, any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body, or (d) any license or permit.

2.10  Disclosure; Survival

      All documents and other papers delivered by or on behalf of Vendor in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic; and all contracts and other agreements or instruments included thereunder are valid, subsisting and binding on the parties thereto in accordance with their terms. The information furnished by or on behalf of Vendor to Buyer in connection with this Agreement and the transactions contemplated hereby does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading. To the best of Vendor's knowledge and belief, there is no fact which Vendor has not disclosed to Buyer in writing which materially adversely affects, or so for as Vendor can now foresee, will materially adversely affect, the Patent or the ability of Vendor to perform this Agreement. Each of the warranties and representations of Buyer contained herein or in any statement, schedule, exhibit, certificate, agreement, contract, instrument or other document delivered or furnished in connection with the transactions contemplated hereby shall survive the consummation of the transactions contemplated by this Agreement for a period of three (3) years.

SECTION 3   REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer warrants and represents to, and covenants with, Vendor as follows and Vendor relies on each and every of the warranties, representations and covenants of the Buyer severally and not jointly::

3.1   Organization

      Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has all necessary corporate powers to own all of its assets and properties, to carry on its business as now being conducted, and to execute, deliver and perform this Agreement, and each contract, agreement and instrument contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

3.2   Authority

      The execution, delivery and performance by Buyer of this Agreement, and each contract, agreement and instrument contemplated hereby, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary action on the part of Buyer. This Agreement and each contract, agreement and instrument contemplated hereby has been duly and validly executed and delivered by Buyer and is a valid and legally binding contract, agreement or instrument of Buyer which is enforceable against Buyer in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting enforcement of creditors' rights generally, and by the exercise of judicial discretion in accordance with equitable principles.

3.3   No Conflict

      The execution, delivery and performance by Buyer of this Agreement, and each contract, agreement and instrument contemplated hereby, and the consummation by Buyer of the transactions contemplated hereby and thereby will not (a) result in the violation of any provision of the Articles of Incorporation, by-laws or other organizational or governance of Buyer; (b) to Buyer's knowledge, result in the violation of any law, statute, ordinance, rule or regulation; (c) result in the breach, violation or modification of any term or provision of, or, with or without the passage of time, the giving of notice or both, constitute a default under, or permit the acceleration of maturity under, or the modification of, any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, or any other agreement, commitment, document or instrument, or any writ, order, arbitration award, judgment or decree, or any license, permit or approval to which Buyer is a party or by which Buyer or any of its properties are bound; or (d) result in the imposition of any lien on any of the assets or properties of Buyer.

3.4   Disclosure; Survival

      No warranty or representation by Buyer in this Agreement and no statement, schedule, exhibit, certificate, agreement, contract, instrument or other document delivered or furnished, or to be delivered or furnished, to Vendor pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit to state a material fact required in order to make such warranty, representation, statement, schedule, exhibit, certificate, agreement, contract, instrument or other document not misleading. Each of the warranties and representations of Buyer contained herein or in any statement, schedule, exhibit, certificate, agreement, contract, instrument or other document delivered or furnished in connection with the transactions contemplated hereby shall survive the consummation of the transactions contemplated by this Agreement for a period of three (3) years.


SECTION 4   CONDITIONS TO OBLIGATIONS OF BUYER

Buyer shall not be required to proceed on the Closing Date with the transaction contemplated by this Agreement unless each of the following conditions precedent shall have been fulfilled and satisfied by such Closing date:

(a) There shall have been delivered to Buyer all of the documents required to be delivered hereunder at or prior to the Closing;

(b) Buyer shall be satisfied after conducting such searches, investigations, analysis and review of public and private records and files and the business affairs of the Vendor as it believes are reasonably appropriate, that no conditions exist which would make any of the representations and warranties of Vendor herein false or misleading in any material respect had such representations and warranties been made by Vendor without reservation or qualification. The Vendor understands that in furtherance of Buyer's inquiry and analysis, Buyer may make inquiry of various Federal, State, Municipal and industry regulatory offices and agencies as well as the Vendor's records. The Vendor agrees to provide Buyer with reasonable assistance to facilitate such inquiries and analysis.

SECTION 5   POST CLOSING COVENANTS

5.1   Indemnification by Vendor

      Without limitation of any other provision hereof, in the event that at any time after the date hereof Buyer shall establish that any warranty, representation, covenant or agreement of Vendor contained herein or in any statement, schedule, exhibit, certificate, agreement, instrument or other document delivered or furnished by Buyer or any of its agents or advisors in connection with the transactions contemplated hereby was incorrect, untrue or incomplete in a material manner, or that the Vendor breached in any material manner any such warranty, representation, covenant or agreement (any of the foregoing herein referred to as a "matter"), the onus of proof of such materiality being with the Buyer, Vendor hereby covenants and agrees promptly to indemnify, defend and pay to Buyer, as appropriate, and hold Buyer harmless, from the amount of any liability, loss, cost, expense, interest, penalty, fine, amount paid in settlement, judgment or damage (including without limitation attorneys' fees and accountants' fees incurred in investigating any matter) suffered or incurred by Buyer as a result of, arising out of, in connection with, or relating to any such matter and from any suit, claim or demand of any third party actually resulting from, arising out of, in connection with, or relating to any such matter.

      The provisions of this Section 5.1 shall be in addition to, and not in limitation of, any other rights or remedies which Buyer may have hereunder or otherwise. Notwithstanding the foregoing, Buyer shall not be entitled to make a claim for indemnification hereunder on account of an untrue or incorrect representation or warranty from Vendor after six (6) months following Closing, which relates solely to a materially incorrect, untrue or incomplete representation or warranty or a breach of a representation or warranty.

5.2   Indemnification by Buyer

      Without limitation of any other provision hereof, in the event that at any time after the date hereof it shall appear that any warranty, representation, covenant or agreement of Buyer contained herein or in any statement, schedule, exhibit, certificate, agreement, contract, instrument or other document delivered or furnished to Vendor in connection with the transactions contemplated hereby was materially incorrect, untrue or incomplete, or that Buyer breached in a material manner any such warranty, representation, covenant or agreement (any of the foregoing herein referred to as a "matter"), the onus of proof of which shall remain with the Vendor, Buyer hereby covenants and agrees promptly to indemnify, defend and pay to Vendor and hold harmless Vendor from, the amount of any liability, loss, cost, expense, interest, penalty, fine, amount paid in settlement, judgment or damage (including, without limitation, attorneys' fees and accountants fees incurred in investigating any matter) suffered or incurred by Vendor as a result of, arising out of, in connection with, or relating to any such matter and from any suit, claim or demand of any third party actually or allegedly resulting from, arising out of, in connection with, or relating to any such matter. The provisions of this
      Section 5.2 shall be in addition to, and not in limitation of, any other rights or remedies which Vendor may have hereunder or otherwise.

5.3   Indemnification Procedure (Third Party Claims)

      Any party which is entitled to be indemnified hereunder (an "Indemnified Party") with respect to any claim, demand or suit by a third party shall give written notice to each party which is required to provide indemnification hereunder (an "Indemnifying Party") within thirty (30) days from discovery by the Indemnified Party of any claim, demand or suit which may give rise to a claim for indemnification hereunder (a "claim"), but the failure to so notify the Indemnifying Party shall not release the Indemnifying Party from any liability hereunder if the Indemnifying Party shall not be prejudiced by failure to receive notice. The Indemnifying Party shall have the right to defend against any such claim provided (a) the Indemnifying Party shall, within ten days after the giving of such notice by the Indemnified Party, notify the Indemnified Party that it disputes such claim, giving the reasons therefor, and that the Indemnifying Party will, at its own cost and expense, defend the same, and
      (b) such defense is instituted and continuously maintained in good faith by the Indemnifying Party. The Indemnifying Party shall not settle any claim without the written consent of the Indemnified Party. The Indemnified Party may, if it so elects, designate its own counsel to participate along with counsel selected by the Indemnifying Party in the conduct of such defense, and the Indemnified Party shall, in such event, pay the fees of any counsel so designated by the Indemnified Party. In any event, the Indemnified Party shall be kept fully advised as to the status of such defense. If the Indemnifying Party shall be given notice of a claim as aforesaid and shall fail to notify the Indemnified Party of its election to defend such claim within the time and as prescribed herein, or after having so elected to defend such claim shall fail to institute and continuously maintain such defense in good faith, the Indemnified Party shall have the right to negotiate, settle or defend such claim (a "rejected claim") at the Indemnifying Party's cost and expense (including fees and expenses of the Indemnified Party's counsel) and the Indemnifying Party shall, at the request of the Indemnified Party, cooperate with the Indemnified Party with respect thereto. If the defense of any claim indemnified against hereunder by the Indemnifying Party shall be unsuccessful or if the Indemnified Party shall have negotiated, settled or defended (successfully or unsuccessfully) any rejected claim as aforesaid, then, in any such event, the Indemnifying Party shall, within ten (10) days after notice from the Indemnified Party requesting the Indemnifying Party to do so, fully satisfy and discharge the claim, settlement or rejected claim and reimburse the Indemnified Party for all costs and expenses paid or incurred by the Indemnified Party with respect to such claim, settlement or rejected claim.

5.4   Tax Returns; Filings

      Vendor shall, following closing, promptly complete and in a timely manner file any and all tax returns and reports related to Vendor's operation of the Patents and pay any and all taxes, interest, penalties or fees due on account thereof.

5.5   Additional Documents and Acts

      Each of the parties hereto agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required or requested by another party hereto in order to carry out fully and to effectuate the transactions contemplated hereby in accordance with the provisions hereof.

SECTION 6   MISCELLANEOUS

6.1   Publicity

      Except as required by law or government regulation, neither Buyer nor Vendor will publicly disclose the transactions contemplated hereby or the terms of this Agreement without the consent of the other party.

6.2   Brokers

      Vendor warrants to Buyer that Vendor has not employed or used the services of any broker or finder in connection with the transactions contemplated by this Agreement.

6.3   Notices

      All notices required to be given under the terms of this Agreement or that any of the parties desires to give hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, postage prepaid, return receipt requested, or sent by telegram, telex, telecopier or similar electronic media (and confirmed by registered or certified mail), each addressed as follows:

      As to Buyer:   Mario Aiello, 804 750 West Pender Street, Vancouver, BC,
                     V6C 2T8

      As to Vendor:  Robert Papalia, 1935 Queens Ave. West Vancouver, BC,
                     V7V 2X8

      Copy to:       Gregory Yanke, 200-675 West Hastings Street, Vancouver,
                     BC, V6B 1N2

      or to such other address or to the attention of such other person as the party to whom such notice is to be given may have theretofore designated in a notice to the other party hereto. Any notice given in accordance with the foregoing shall be deemed to have been given when delivered in person or received by telegram, telex, Telecopier or similar electronic media or, if mailed, on the third business day next following the date on which it shall have been deposited in the mail.

6.4   Waiver of Consent

      Any party to this Agreement may consent to waive any other party's compliance with the provisions hereof in writing signed by the party granting such consent or waiver. No party's failure, at any time or times hereafter, to require strict performance by any other party of any provision of this Agreement shall waive, affect or diminish any right of such party thereafter to demand strict compliance and performance therewith. Any waiver by any party, by consent or otherwise, of any undertakings, representations, warranties, conditions, covenants or agreements under this Agreement shall not suspend, waive or affect any other undertakings, representations, warranties, conditions, covenants or agreements under this Agreement, whether the some is prior or subsequent thereto and whether of the same or a different type.

6.5   Assignment

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign this Agreement or its obligations or rights hereunder, in whole or in part, except that Buyer may assign its obligations or rights hereunder to a corporation wherein Buyer holds a majority of the voting power of the outstanding voting shares.

6.6   Reliance

      All covenants, agreements, warranties and representations made herein by any party shall be deemed to be material and relied upon by the other party, notwithstanding any investigation by, or knowledge of, such other party.

6.7   Expenses with respect to Transaction

      Each party shall be responsible for their own attorney's fees and expenses in connection with this transaction.

6.8   Completeness of Agreement

      This Agreement and the Schedules and Exhibits hereto and the agreements and other documents referred to or provided for herein represent the entire contract between the parties with respect to the subject matter hereof and thereof superseding all prior agreements with respect thereto, and the same shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof.

6.9   Amendment

      This Agreement shall not be amended or modified except by an instrument in writing signed by each party to be bound thereby, and reciting that the parties thereby intend to so amend or modify this Agreement.

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6.10  Captions

      The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

6.11  Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. Buyer, Vendor hereby consent to the jurisdiction of, and venue in, any State or Federal court within Clark County, Nevada for all purposes in connection with any action or proceeding relating to this Agreement or any other statement, schedule, exhibit, certificate, agreement, instrument or other document delivered, furnished or executed in connection with the transactions contemplated by this Agreement.

6.12  Counterparts

      This Agreement may be executed in two or more counterparts, each of which need not contain the signatures of more than one party, but such counterparts taken together will constitute one and the same Agreement.


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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


SIGNED SEALED AND DELIVERED by                    )
INFINEX VENTURES INC.                             )
                                                  )
__________________________________________________)
Authorized Signatory


SIGNED SEALED AND DELIVERED by                    )
NANO WORLD PROJECTS                               )
CORPORATION.                                      )
                                                  )
__________________________________________________)
Authorized Signatory

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